                     PRO FORMA COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma combined financial statements give effect to the acquisition of LDA Systems, Inc. ("LDA") by International Remote Imaging Systems, Inc. ("IRIS") under the purchase method of accounting at the date and for the periods shown. Substantially all of the purchase price for the acquisition of LDA by IRIS, including amounts for liabilities of LDA to be assumed by IRIS will be allocated to in-process research and development. Under the purchase method of accounting, the purchased research and development (as finally determined) will be written off as of the purchase date. IRIS presently expects to record this nonrecurring charge in the quarter ending June 30, 1995.

     The pro forma combined balance sheet assumes the acquisition occurred on March 31, 1995 (the date of the balance sheet). The pro forma combined statements of operations assume the acquisition took place January 1, 1994 (the first day of the first period shown). The one time write-off of in-process research and development described above is excluded from the pro forma statements of operations as it represents a nonrecurring item. The unaudited pro forma combined financial statements may not be indicative of the results that actually would have occurred if the acquisition had been consummated on the dates indicated or which may be obtained in the future.

The unaudited pro forma combined financial statements should be read in conjunction with the related historical financial statements, and related notes thereto, of IRIS and the related historical financial statements, and related notes thereto, of LDA included elsewhere herein.

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                              AND LDA SYSTEMS, INC.
                  PRO FORMA COMBINED BALANCE SHEET - UNAUDITED
                                 MARCH 31, 1995


                                                                 Historical      Historical     Pro Forma          Pro Forma
                  Assets                                            IRIS            LDA        Adjustments         Combined
                                                                    ----            ---        -----------         --------

Current assets:
         Cash and cash equivalents                               $1,235,400       $620,047                         $1,855,447
         Short-term investments                                   2,685,933                                         2,685,933
         Accounts receivable - trade                              2,096,313                                         2,096,313
         Accounts receivable - LDA                                  762,834                     ($762,834) (3)              0
         Inventories                                              1,789,597                                         1,789,597
         Prepaid expenses and other                                 241,078         15,000           (100) (3)        255,978
                                                                -----------       --------    -----------         -----------
                  Total current assets                            8,811,155        635,047       (762,934)          8,683,268
Property and equipment                                              533,620            327                            533,947
Software development costs                                           37,466                                            37,466
Long-term investments                                             1,200,000                                         1,200,000
Other assets                                                      1,880,326                      (488,949) (4)      1,391,377
In-process research and development                                                             3,255,505  (1)              0
                                                                                               (3,255,505) (2)
                                                                -----------       --------    -----------         -----------
                  Total assets                                  $12,462,567       $635,374    ($1,251,883)        $11,846,058
                                                                -----------       --------    -----------         -----------
                                                                -----------       --------    -----------         -----------

         Liabilities and Shareholders' Equity

Current liabilities:
         Accounts payable                                          $466,990                                          $466,990
         Accounts payable - IRIS                                                  $762,834      ($762,834) (3)              0
         Accrued expenses                                           615,348          2,945         25,000  (1)        643,293
         Deferred income - service contracts                        751,271                                           751,271
                                                                -----------       --------    -----------         -----------
                  Total current liabilities                       1,833,609        765,779       (737,834)          1,861,554
Class A Note                                                                           100           (100) (3)              0
Deferred income - service contracts                                 219,847                                           219,847
                                                                -----------       --------    -----------         -----------
                  Total liabilities                               2,053,456        765,879       (737,934)          2,081,401
                                                                -----------       --------    -----------         -----------

Shareholders' equity:
         Common stock ; shares outstanding
             Historical; IRIS; 5,041,780
             Historical; LDA; 193,464
             Pro forma combined; 5,536,780                           50,418          1,935         (1,935) (1)         55,368
                                                                                                    4,950  (1)
         Additional paid in capital                              27,007,581      1,967,731     (1,967,731) (1)     30,102,631
                                                                                                3,095,050  (1)
         Treasury stock                                            (453,386)                                         (453,386)
         Unearned compensation                                      (81,428)                                          (81,428)
         Accumulated deficit                                    (16,114,074)    (2,100,171)     2,100,171  (1)    (19,858,528)
                                                                                               (3,255,505) (2)
                                                                                                 (488,949) (4)
                                                                -----------       --------    -----------         -----------
                  Total shareholders' equity                     10,409,111       (130,505)      (513,949)          9,764,657
                                                                -----------       --------    -----------         -----------
                  Total liabilities and
                       shareholders' equity                     $12,462,567       $635,374    ($1,251,883)        $11,846,058
                                                                -----------       --------    -----------         -----------
                                                                -----------       --------    -----------         -----------



                             See accompanying notes

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                              AND LDA SYSTEMS, INC.
             PRO FORMA COMBINED STATEMENT OF OPERATIONS - UNAUDITED
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1994


                                                                 Historical      Historical     Pro Forma          Pro Forma
                                                                    IRIS          LDA (5)      Adjustments         Combined
                                                                    ----          -------      -----------         --------

Sales of workstations and related supplies                       $7,430,489                                        $7,430,489
Service contracts                                                 2,153,076                                         2,153,076
Research and development revenues                                 1,078,378                   ($1,069,770) (3)          8,608
                                                                -----------    -----------    -----------         -----------

         Net revenues                                            10,661,943                    (1,069,770)          9,592,173
                                                                -----------    -----------    -----------         -----------

Cost of goods from workstations and supplies                      2,922,084                                         2,922,084
Cost of goods from service contracts                              1,752,031                                         1,752,031
Cost of research and development revenues                         1,258,405                    (1,249,770) (7)          8,635
                                                                -----------    -----------    -----------         -----------

         Cost of goods sold                                       5,932,520                    (1,249,770)          4,682,750
                                                                -----------    -----------    -----------         -----------

         Gross margin                                             4,729,423                       180,000           4,909,423

Marketing and selling expenses                                    1,736,713                                         1,736,713
General and administrative expenses                               1,392,785       $125,652        (43,964) (4)      1,474,473

Research and development expenses                                   321,391      1,084,151     (1,069,770) (3)      1,585,542
                                                                                                1,249,770  (7)
                                                                -----------    -----------    -----------         -----------

         Operating income                                         1,278,534     (1,209,803)        43,964             112,695

Interest income                                                     162,112         18,720                            180,832
Other income (expense)                                              111,240        (19,000)                            92,240
                                                                -----------    -----------    -----------         -----------

         Income before income taxes                               1,551,886     (1,210,083)        43,964             385,767

         Income taxes                                                79,000                       (25,000) (6)         54,000
                                                                -----------    -----------    -----------         -----------

         Net income (loss)                                       $1,472,886    ($1,210,083)       $68,964            $331,767
                                                                -----------    -----------    -----------         -----------
                                                                -----------    -----------    -----------         -----------

         Net income (loss) per share                                  $0.28         ($8.19)                             $0.06
                                                                -----------    -----------                        -----------
                                                                -----------    -----------                        -----------

         Weighted average shares and common
             equivalent shares outstanding                        5,323,108        147,790                          5,818,108
                                                                -----------    -----------                        -----------
                                                                -----------    -----------                        -----------



                             See accompanying notes

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                              AND LDA SYSTEMS, INC.
             PRO FORMA COMBINED STATEMENT OF OPERATIONS - UNAUDITED
                   FOR THE THREE  MONTHS ENDED MARCH  31, 1995


                                                                 Historical      Historical     Pro Forma          Pro Forma
                  Assets                                            IRIS          LDA (5)      Adjustments         Combined
                                                                    ----          -------      -----------         --------

Sales of workstations and related supplies                       $1,889,816                                        $1,889,816
Service contracts                                                   567,425                                           567,425
Research and development revenues                                   274,360                     ($120,067) (3)        154,293
                                                                -----------    -----------    -----------         -----------

         Net revenues                                             2,731,601                      (120,067)          2,611,534
                                                                -----------    -----------    -----------         -----------

Cost of goods from workstations and supplies                        774,875                                           774,875
Cost of goods from service contracts                                417,692                                           417,692
Cost of research and development revenues                           319,360                      (165,067) (7)        154,293
                                                                -----------    -----------    -----------         -----------

         Cost of goods sold                                       1,511,927                      (165,067)          1,346,860
                                                                -----------    -----------    -----------         -----------

         Gross margin                                             1,219,674                        45,000           1,264,674

Marketing and selling expenses                                      568,347                                           568,347
General and administrative expenses                                 338,732        $27,205        (14,196) (4)        351,741
Research and development expenses                                   101,178        166,731       (120,067) (3)        312,909
                                                                                                  165,067  (7)
                                                                -----------    -----------    -----------         -----------

         Operating income                                           211,417       (193,936)        14,196              31,677

Interest income                                                      82,048          4,882                             86,930
Other income (expense)                                               31,510         (5,000)                            26,510
                                                                -----------    -----------    -----------         -----------

         Income before income taxes                                 324,975       (194,054)        14,196             145,117

         Income taxes                                                15,000                                            15,000
                                                                -----------    -----------    -----------         -----------

         Net income (loss)                                         $309,975      ($194,054)       $14,196            $130,117
                                                                -----------    -----------    -----------         -----------
                                                                -----------    -----------    -----------         -----------

         Net income (loss) per share                                  $0.06         ($1.00)                             $0.02
                                                                -----------    -----------                        -----------
                                                                -----------    -----------                        -----------

         Weighted average shares and common
             equivalent shares outstanding                        5,570,691        193,464                          6,065,691
                                                                -----------    -----------                        -----------
                                                                -----------    -----------                        -----------



                             See accompanying notes

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                         AND LDA SYSTEMS, INC., COMBINED

                          NOTES TO UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS

The aggregate purchase price (consisting of the fair value of IRIS shares issued, transaction expenses and liabilities assumed by IRIS) will be allocated to assets acquired based on their estimated fair values at the date the acquisition is consummated. For purposes of the pro forma balance sheet, the value of IRIS common stock assumed to be issued is based on a per share price of $6.25. The estimated aggregate amount to be allocated to the assets acquired consists of:

     IRIS common stock issued to LDA stockholders                    $3,100,000
     Estimated costs and expenses                                        25,000
     Liabilities assumed, excluding intercompany balances ($762,934)      2,945
                                                                          -----
                         Total                                       $3,127,945
                                                                     ----------
                                                                     ----------


The actual allocation will be based on the estimated fair value of LDA's tangible and intangible assets at the date of purchase. For purposes of the pro forma balance sheet, the preliminary allocation has been estimated as follows:

     Assets presently recorded by LDA                                  $635,374
     Elimination of intercompany balances                              (762,934)
     In-process research and development                              3,255,505
                                                                     ----------
                              Total                                  $3,127,945
                                                                     ----------
                                                                     ----------

Pro Forma Adjustments:

(1) Issuance of IRIS common stock to LDA stockholders, assumption of LDA liabilities and allocation of purchase price to the tangible and intangible assets acquired, as described above.

(2) Write-off of acquired in-process research and development at the acquisition date. This adjustment is excluded from the pro forma statements of operations as it is a nonrecurring item.

(3)  Elimination of intercompany items.

(4) Write-off of deferred warrant costs, and elimination of related amortization, in connection with warrants issued in conjunction with the LDA unit offering. The write-off of deferred warrant costs is excluded from the pro forma statements of operations as it is a nonrecurring item.

(5) For purposes of the pro forma combined statements of operations, in order to conform LDA's historical statements of operations to IRIS's fiscal year, LDA's historical financial statements have been recast from a June 30 fiscal year end to a calendar year end, by adding the net loss of $759,452 for the six months ended December 31, 1994 and subtracting the net loss of

     $341,452 for the six months ended December 31, 1993 from the loss incurred for the fiscal year ended June 30, 1994.

(6) Adjustment to the provision for income taxes to reflect the tax benefit of LDA's loss.

(7) To reclass research and development costs incurred by IRIS under the development agreement with LDA to research and development expense.